UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 27, 2018

DEEP DOWN, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30351	75-2263732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8827 W. Sam Houston Pkwy N. Suite 100, Houston, TX 77040

(Address of principal executive offices) (Zip Code)

(281) 517-5000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company ☐

  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 27, 2018, Deep Down, Inc. (the “Company”) entered into an employment agreement with Mr. Charles Njuguna (the “Njuguna Employment Agreement”). The Njuguna Employment Agreement provides for Mr. Njuguna to serve as the Company's Chief Financial Officer (“CFO”) through October 1, 2020, which will be the third anniversary since Mr. Njuguna was appointed to serve as the Company’s CFO, subject to earlier termination in accordance with the terms of the Njuguna Employment Agreement. Mr. Njuguna is referred to herein as the “Executive.”

Under the terms of the Employment Agreement, the Executive is entitled to receive an annual base salary (the amount of which is $250,000), subject to annual adjustment by the Company’s board of directors (the “Board”). The Executive is also entitled to receive an annual bonus based upon the achievement of financial objectives by the Company, which objectives shall be set by the Board annually. The Executive may also be entitled to receive other bonuses under any plan established by the Company for Executive or peer executives if Executive would receive a larger bonus under the newly established program. Further, the Employment Agreement provides that the Executive is eligible to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to all other peer executives of the Company, to receive fringe benefits in accordance with the plans, practices, programs and policies of the Company for other peer executives, and to receive reimbursement for reasonable business expenses. In the event of a change of control (as defined in the Employment Agreement), the awards and grants to the Executive that are comprised of or based upon equity securities under the Company’s plans, practices, policies and programs will immediate vest.

The Employment Agreement provides that if any payment or distribution to an Executive would be subject to any additional tax or excise tax, or any interest or penalties are incurred by the Executive with respect to such excise tax, then the Executive will be entitled to receive from the Company an additional payment (“Gross-Up Payment”) in an amount such that after payment of all taxes the Executive will retain an amount of the Gross-Up Payment equal to the tax imposed upon such payment or distribution.

In the event of termination of the Executive’s employment for any reason, the Executive will be entitled to receive all accrued, unpaid salary and vacation time through the date of termination and all benefits to which the Executive is entitled or vested under the terms of all employee benefit and compensation plans, agreements and arrangements in which the Executive is a participant as of the date of termination. In addition, subject to executing a general release in favor of the Company, the Executive will be entitled to receive certain severance payments in the event his employment is terminated by the Company “other than for cause” or by the Executive with “good reason.” These severance payments include the following:

i.)              a lump sum in cash equal to one times the Executive’s annual base salary (at the rate in effect on the date of termination), provided, however, that is such termination occurs prior to the date that is twelve months following a change of control, then such payment will be equal to three times the Executive’s annual base salary (at the rate in effect on the date of termination);

ii.)            a lump sum in cash equal to the average annual bonus paid to the Executive for the prior two full fiscal years preceding the date of termination; provided, however, that is such termination occurs prior to the date that is twelve months following a change of control, then such payment will be equal to two times the average annual bonus paid to the Executive for the prior two full fiscal years preceding the date of termination;

iii.)           a lump sum in cash equal to a pro rata portion of the annual bonus payable for the period in which the date of termination occurs based on the actual performance under the Company’s annual incentive bonus arrangement; provided, however, that such pro rata portion shall be calculated based on the Executive’s annual bonus for the previous fiscal year; provided further that if no previous annual bonus has been paid to the Executive, then the lump sum cash payment shall be no less than fifty percent of Executive’ annual base salary; and

iv.)            if the Executive’s termination occurs prior to the date that is twelve months following a Change of Control (as defined in the Employment Agreement), then each and every share option, restricted share award and other equity-based award that is outstanding and held by the Executive shall immediate vest and become exercisable.

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The Executive has agreed, during the respective term of his employment and for a one-year period after his termination, not to engage in Competition (as defined in the Employment Agreement) with the Company, solicit business from any customer or potential customer of the Company, solicit the employment or services of any person employed by or a consultant to the Company on the date of termination or with six months prior thereto, or otherwise knowingly interfere with the business or accounts of the Company or any of its subsidiaries.

The Employment Agreement also provides that the Company, to the extent permitted by applicable law and the by-laws of the Company, will defend, indemnify and hold harmless the Executive from any and all claims, demands or causes of action, including reasonable attorneys’ fees and expenses, suffered or incurred by the Executive as a result of the assertion or filing of any claim, demand, litigation or other proceedings based upon statements, acts or omissions made by or on behalf of the Executive pursuant to the Employment Agreement or in the course and scope of the Executive’s employment with the Company. The Company will also maintain and pay all applicable premiums for directors’ and officers’ liability insurance which shall provide full coverage for the defense and indemnification of the Executives, to the fullest extent permitted by applicable law.

In connection with entering into the Employment Agreement, the Company has granted 300,000 shares of restricted stock to the Executive that will vest on October 1, 2018, 2019 and 2020, which are the first, second and third anniversaries of the date on which the Executive was appointed as Chief Financial Officer.

The foregoing description of the Njuguna Employment Agreement contained herein is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

10.1	Employment Agreement, dated July 27, 2018, between Deep Down, Inc. and Charles Njuguna

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 27, 2018

DEEP DOWN, INC.

By:	/s/ Ronald E. Smith
Ronald E. Smith
Chief Executive Officer

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